Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Chief Retail & Marketing Officer

330-702-8427

awallace@farmersbankgroup.com

Farmers National Banc Corp. to Acquire Tri-State First Banc, Inc.

•	Transaction valued at approximately $14.2 million

•	Increases Farmers’ deposit market share in Columbiana County by 65%

•	Enters Pennsylvania Market

CANFIELD, OHIO – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), and Tri-State First Banc, Inc. (“Tri-State”) (OTC Pink: TSOH), the holding company for 1st National Community Bank (“1st National”), announced today that they entered into an agreement and plan of merger (the “Agreement”) on June 23, 2015.

Kevin J. Helmick, President and CEO of Farmers, stated, “We are pleased to announce the acquisition of Tri-State and welcome Tri-State’s customers and employees to Farmers. The transaction will increase Farmers’ market share by 65% in Columbiana County and we will now have the second highest deposit base in the county. In addition, this transaction will serve as an entrance into the Pennsylvania market for Farmers. Tri-State has an excellent low-cost deposit base with over $54 million in non-interest bearing deposits as of March 31, 2015 and an overall cost of funds of 0.22% for the three months ended March 31, 2015. This transaction helps Farmers continue to grow its market share, balance sheet and earnings. We are excited to announce our second acquisition in 2015, which enhances Farmers’ brand and delivers long-term value for our shareholders.”

“By combining with Farmers, we are able to deliver value to our shareholders and partner with a company that embodies the community bank culture,” said Stephen R. Sant, President and CEO of Tri-State. “We are excited to partner with a growing organization that delivers value to its shareholders, employees, customers and communities.”

Pursuant to the Agreement, each shareholder of Tri-State will be entitled to elect to receive either $14.20 per share in cash or 1.747 of Farmers’ common shares, subject to an overall limitation of 75% of the shares being exchanged for Farmers shares and 25% for cash. Based on Farmers’ closing share price of $8.20 on June 23, 2015, the transaction is valued at approximately $14.2 million. The merger is expected to qualify as a tax-free reorganization for those shareholders electing to receive Farmers’ shares. The transaction is subject to receipt of Tri-State shareholder approval and customary regulatory approvals. The Company expects the transaction to close in the fourth quarter of 2015.

Upon consummation of the transaction, 1st National will be merged with and into Farmers National Bank. At that time, 1st National branches will become branches of Farmers National. Upon closing, Farmers estimates it will have approximately $1.8 billion in assets and 38 banking locations throughout Ohio and western Pennsylvania. Farmers expects the transaction to be accretive to earnings per share for the first full year of operation, excluding one-time merger costs, and expects any tangible book value dilution created in the transaction to be earned back in approximately 2.3 years (using the cross over method.) Following consummation of the transaction, it is expected that Farmers National Bank will exceed “well-capitalized” thresholds under all regulatory definitions.

As of March 31, 2015 Tri-State had total assets of $139.5 million, which included gross loans of $67.0 million and deposits of $122.9 million. For the twelve months ended March 31, 2015, Tri-State’s return on average assets and return on average equity were 0.71% and 8.78%, respectively.

Raymond James & Associates, Inc. is serving as financial advisor to Farmers and Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to Farmers on the transaction. Boenning & Scattergood, Inc. is serving as financial advisor to Tri-State and Buchanan Ingersoll & Rooney PC is serving as legal counsel to Tri-State on the transaction.

CONFERENCE CALL

Farmers will hold a conference call to discuss the Tri-State transaction at 10:00 AM ET on Thursday, June 25, 2015. A slide presentation accompanying management’s presentation will be available on the Company’s website.

Media representatives and the public are encouraged to listen to the conference call, but the Company will only take questions from shareholders and analysts. If members of the media or the public have questions, please direct them to the Company’s public relations department at 330-702-8427.

To participate in the conference call, please dial 888-710-4015 several minutes before 10:00 AM ET on Thursday, June 25, 2015. A replay will be available from 1:00 PM ET June 25, 2015 until midnight July 2, 2015. The number to hear the teleconference replay is 877-870-5176. The access code for the replay is 9567650.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with approximately $1.6 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 33 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

ABOUT TRI-STATE FIRST BANC, INC.

Founded in 1995, Tri-State is an Ohio Financial Holding Company and is the parent of 1st National which was founded in 1987. Tri-State is headquartered in East Liverpool, Ohio and has approximately $140 million in banking assets. 1st National is a full-service national bank engaged in commercial and retail banking with 4 banking locations in Columbiana County, Ohio and Beaver County, Pennsylvania. 1st National also operates a full-service trust department.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate Tri-State and 1st National in accordance with expectations; deviations from performance expectations related to Tri-State and 1st National; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

OTHER INFORMATION

In connection with the proposed merger, Farmers will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement and a prospectus, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF TRI-STATE AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, TRI-STATE, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The respective directors and executive officers of Farmers and Tri-State and other persons may be deemed to be participants in the solicitation of proxies from Tri-State shareholders with respect to the proposed Merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 13, 2015. Information regarding directors and executive officers of Tri-State is available on its website at http://www.1stncb.com/. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by Farmers through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Farmers will be available free of charge on Farmers’ website at https://www.farmersbankgroup.com.